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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                          DATE OF REPORT: July 6, 2001
                        (Date of Earliest Event Reported)

                                 Pop N Go, Inc.
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

             333-88837                                  95-4603172
      (Commission File Number)             (I.R.S. Employer Identification No.)


        12429 East Putnam Street
          Whittier, California                            90602
(Address of Principal Executive Offices)                (Zip Code)

                                (562) 945 - 9351
              (Registrant's Telephone Number, Including Area Code)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        Pop N Go, Inc. ("POPN" or the "Company") is in the business of manufacturing, selling, and operating its own patented popcorn vending machines and flavoring products. Pop N Go popcorn machines are currently located in convenience stores, supermarkets, airports, movie theatres, race tracks, bowling alleys, car washes, military bases, and a wide range of other retail, industrial and office locations.

        The Company is always looking for ways to enhance and improve its products. To that end, on July 13, 2001, the Company's wholly-owned subsidiary, POPN Acquisition Corp. entered into a Membership Purchase Agreement to purchase all of the issued and outstanding Membership Interests of Branax, LLC., a non-affiliated Maryland limited liability company ("Branax"), for $350,000.00. Branax is in the business of producing single servings of popcorn flavoring called "Flixstix". Once Acquisition Corp. has acquired Branax, it is the expectation of Acquisition Corp. that Flixstix will be integrated into POPN's business and sold in vending machines next to POPN's own machines. It is therefore the expectation of Acquisition Corp. that Flixstix, by complementing POPN's own products, will greatly enhance POPN's business. To accomplish this integration as well as to expand the operations and increase the productivity of Branax, Acquisition Corp. will allocate approximately $490,000.00 for that purpose.

        In addition, Mr. Brian Cox, President of Branax, will enter into a two year consulting agreement with POPN at compensation of $96,000.00 per annum. Mr. Cox will also receive a signing bonus of 800,000 shares of Common Stock, Par Value $0.001 per share, of POPN. Mr. Cox's compensation will also include the grant of warrants to purchase 200,000 shares of Common Stock of POPN at a price of $0.10 for each share to be purchased. This option may be exercised in increments allowing Mr. Cox to acquire blocks of 50,000 shares at the end of each six month's period following the commencement of Mr. Cox's consulting agreements with POPN.

        In contemplation of the financing of the foregoing acquisition, on July 12, 2001, Acquisition Corp. obtained a loan from certain Accredited Investors evidenced by its 8% Series A $1,000,000.00 Senior Subordinated Convertible Redeemable Debentures (the


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"Acquisition Corp. Debentures"), together with underlying shares of Acquisition
Corp.'s Class A Common Stock, Par Value $0.001, into which the Acquisition Corp. Debentures may be convertible from time to time.

        On July 23, 2001, following the acquisition of Branax by Acquisition Corp., Acquisition Corp. was merged into the Company. Pursuant to the Merger, and by operation of law, the rights and obligations of Acquisition Corp. with respect to all entities will enure to the benefit of and be binding upon the Company. Consequently, as a result of the Merger, (a) the rights and obligations of Acquisition Corp. with respect to Branax under the Membership Purchase Agreement will enure to the benefit of and be binding upon the Company, so that the Company will be responsible for all of Branax's debts and obligations; and
(b) the Acquisition Corp. Debentures, together with the underlying shares of Acquisition Corp.'s common stock, Par Value $0.001 per share, into which the Acquisition Corp. Debentures were convertible from time to time, were converted into identical debentures of the Company (the "Company Debentures"), together shares of underlying common stock, Par Value $0.001 per share, of the Company into which the Company Debentures may be converted.

FORWARD-LOOKING STATEMENTS

        This Report on Form 8-K contains certain forward-looking statements. These forward-looking statements include statements relating to proposed future operations potential financing arrangements.

        The forward-looking statements included herein are based on current expectations and involve a number of risks and uncertainties regarding the Project. These forward-looking statements are based on assumptions regarding future business expectations, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, actual results may differ materially from those set forth in the forward-looking statements. In light of the significant uncertainties inherent in the forward-looking information contained herein, the inclusion of such information should not be regarded as any representation by the Company or any other person that the objectives or plans of the Company mentioned herein will be achieved.



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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c) Exhibits:

Exhibit No.                                    Item

        2. Plan of Merger dated July 19, 2001, between Pop N Go, Inc., and POPN Acquisition Corp.

        10.1 Membership Purchase Agreement dated July 13, 2001, between POPN Acquisition Corp. and Branax, LLC.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons in behalf of the Registrant and in the capacities and on the dates indicated.

Date: July 31, 2001                  By:    /S/ Melvin Wyman
                                            -----------------------------
                                            Chief Executive Officer